NEWS RELEASE

Verde Science, Inc. (formerly Rango Energy Inc.) announces Name Change and New Ticker Symbol

Verde Science Inc. (the "Company") announced today that its new ticker symbol will be "VRCI" OTCQB and its name has changed to Verde Science, Inc.

About Verde Science, Inc. (VRCI)

The Company has identified, and developed relationships with and is working to acquire leading manufacturing and research and development experts in the burgeoning medical marijuana industry.  The Company is focused on providing technical and financial resources to clients in the MMJ space.

Safe Harbor Statements

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.For further information please contact:

Harp Sangha Chairman/CEO
1-858-210-0236
harpsangha@shaw.ca

Torrey Hills Capital
Jim MacDonald/Clay Chase
Tel: 1-858-759-9902